UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2007

Commission File Number: 000-49768

ASIA INTERACTIVE MEDIA INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	43-195-4778
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

Level 30, Bank of China Tower, 1 Garden Road, Central Hong Kong
(Address of principal executive offices)

011-852-9836-2643
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Principal Officers; Appointment of Principal Officers

On July 23, 2007 Asia Interactive Media Inc. (the “Company”) accepted the resignation letter of Toby Chu as President and Chief Executive Officer of the Company and the resignation letter of Tim Leong as Chief Financial Officer and Secretary of the Company. On the same day the Company appointed Ken Ng as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer and appointed Wayne Lio as Chief Operating Officer. Mr. Chu and Mr. Leong continue as directors of the Company.

The Company agreed to pay a monthly salary of approximately $2,200 to Mr. Lio. There is no monthly salary for Mr. Ng. The Company is currently negotiating stock or option packages with Mr. Ng and Mr. Lio as compensation for their services.

Other Transactions

There were no transactions during the last two years to which the Company was a party, in which Mr. Ng, or Mr. Lio, or their immediate family had a direct or indirect material interest. As well, there are no proposed transactions for the Company in which Mr. Ng or Mr. Liu, or their immediate family, have a direct or indirect material interest.

Family Relationships

There are no family relationships between Mr. Ng, Mr. Lio or any of the members of the Company’s board of directors.

Business experience for past five years

Ken Ng, President, CEO, CFO, Secretary, and Treasurer

Mr. Ng manages the Company's international business relations, business development, as well as legal and financial matters. From 2002 to present, Mr. Ng has been the Vice President of Pacifico Management Consultants, a company in the business of E-Commerce and software development.

Since 1991, Mr. Ng has owned and operated a number of business ventures throughout his career, ranging from start-up companies to well-established corporations, including ANO Office Automation, a computer technology company with over 60 employees. His past involvement in the payment processing industry helped secure a reseller relationship with Priority Payment Systems, a large US-based processor of electronic payment methods. Mr. Ng has invested in several China based companies from 1997 to 2004. His wealth of knowledge and experience in dealing with China was instrumental in helping EssentialPay, an electronic payment services company, establish partnerships in China. Mr. Ng graduated from the British Columbia Institute of Technology in 1989 with a diploma of Electronic Engineering.

Wayne Lio, Chief Operating Officer

Mr. Lio serves full time as Chief Operating Officer for the Company, while he is currently pursuing his MBA degree from the University of Wales (England). From 2005 to 2007, Mr. Lio served as a Principal Consultant and Analyst at Convoy Asset Management Ltd. of Hong Kong, a company in the business of financial planning and mutual funds. From 2000 to 2005, Mr. Lio was a Senior Officer at Hutchison Telecom in Macau providing technical services and support to clients. In 2000, Mr. Lio moved to Asia and gained extensive management experience working in the telecommunication and mutual funds industry. Mr. Lio started his career in 1995 after studying at the British Columbia Institute of Technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2007		ASIA INTERACTIVE MEDIA INC.
(Registrant)

	By:	/s/ Ken Ng
Ken Ng, President, Chief Executive
Officer, and Chief Financial Officer